                                                                    EXHIBIT 10.3


                ------------------------------------------------


                          SECURITY AND PLEDGE AGREEMENT


                                      AMONG


                         FITZGERALDS GAMING CORPORATION,
                           CERTAIN OF ITS SUBSIDIARIES
                                  PARTY HERETO,
                                   AS GRANTORS


                                       AND


                              THE BANK OF NEW YORK,
                               AS COLLATERAL AGENT




                         DATED AS OF DECEMBER 30, 1997.

                ------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
1.  Definitions...............................................................1

2.  Creation of Security Interest, etc........................................8

3.  Representations and Warranties...........................................10
       3.1    Validity, Perfection and Priority..............................10
       3.2    No Liens; Other Financing Statements...........................10
       3.3    Chief Executive Office.........................................11
       3.4    Location of Inventory..........................................11
       3.5    Fair Labor Standards Act.......................................11
       3.6    Tradenames; Prior Names........................................11
       3.7    Pledged Securities.............................................11
       3.8    Receivables....................................................12
       3.9    Intellectual Property..........................................12

4.  Covenants................................................................14
       4.1    Books and Records..............................................14
       4.2    Further Assurances.............................................14
       4.3    Change of Chief Executive Office...............................15
       4.4    Change of Location of Inventory................................15
       4.5    Change of Name, Identity or Corporate Structure................16
       4.6    Subsequently Acquired Pledged Securities, etc..................16
       4.7    Delivery of Instruments........................................16
       4.8    Delivery of Chattel Paper......................................16
       4.9    Right of Inspection............................................17
       4.10   Insurance......................................................17
       4.11   Warehouse Receipts Non-negotiable..............................19
       4.12   Compliance with Laws...........................................19
       4.13   Payment of Obligations.........................................19
       4.14   No Impairment..................................................20
       4.15   Intercreditor Agreement........................................20
       4.16   Negative Pledge................................................20
       4.17   Limitations on Dispositions of Collateral......................20
       4.18   Provisions Regarding Receivables...............................21
       4.19   Intellectual Property..........................................21
       4.20   Notice.........................................................23
       4.21   Performance by Collateral Agent of Grantor's Obligations;
              Reimbursement..................................................23


                                                                           Page
                                                                           ----
5.  Appointment of Sub-Agents................................................23

6.  Voting, etc..............................................................23

7.  Payments and Other Distributions.........................................24

8.  Collateral Account.......................................................25
       8.1    Collateral Account.............................................25
       8.2    Deposit of Proceeds............................................25
       8.3    Investment of Balance in Collateral Account....................25

9.  Power of Attorney........................................................26
       9.1    Collateral Agent's Appointment as Attorney-in-Fact.............26

10.  Remedies................................................................28
       10.1   Rights and Remedies Generally; Foreclosure.....................28
       10.2   Proceeds.......................................................28
       10.3   Direct Grantor to Dispose of Collateral........................29
       10.4   Collateral Account.............................................30
       10.5   Possession of Collateral.......................................30
       10.6   Disposition of the Collateral..................................31
       10.7   Registration Rights; Private Sales.............................32
       10.8   Provisions Regarding Receivables...............................33
       10.9   Recourse.......................................................34
       10.10  Expenses; Attorneys' Fees......................................34
       10.11  Preventing Impairment of the Collateral........................34
       10.12  Limitation on Duties Regarding Preservation of Collateral......34
       10.13  Waiver of Claims...............................................35
       10.14  Discontinuance of Proceedings..................................36
       10.15  Intellectual Property License..................................36

11.  Additional Collateral...................................................36

12.  Compensation and Indemnification........................................37
       12.1   Compensation...................................................37
       12.2   Indemnity, etc.................................................37
       12.3   Indemnity Obligations Secured by Collateral; Survival..........38

13.  Governing Law; Submission to Jurisdiction...............................38

14.  Limitation of Liability.................................................39


                                                                           Page
                                                                           ----
15.  Notices.................................................................39

16.  Successors and Assigns..................................................40

17.  Waivers and Amendments..................................................40

18.  No Waiver; Remedies Cumulative..........................................40

19.  Termination; Release....................................................40

20.  Counterparts............................................................41

21.  Headings Descriptive....................................................41

22.  Marshalling.............................................................41

23.  Severability............................................................41

24.  Survival................................................................41

25.  Powers Coupled with an Interest.........................................41

26.  Authority of Collateral Agent...........................................41

27.  Waiver..................................................................42


                                       Schedules


Schedule I     Filing Offices

Schedule II    Pledged Securities

Schedule III   Inventory Locations

Schedule IV    Inventory in Possession of Bailee

Schedule V     Trade Names

Schedule VI    Intellectual Property Collateral

        Item A:  Copyrights
        Item B:  Copyright Licenses
        Item C:  Patents
        Item D:  Patent Licenses
        Item E:  Trademarks
        Item F:  Trademark Licenses
        Item G:  Trade Secret
        Item H:  Intellectual Property Collateral Matters

Exhibit I      Form of Trademark Security Agreement
Exhibit II     Form of Patent Security Agreement
Exhibit III    Form of Copyright Security Agreement

                          SECURITY AND PLEDGE AGREEMENT


               THIS SECURITY AND PLEDGE AGREEMENT, dated as of December 30, 1997 is entered into among FITZGERALDS GAMING CORPORATION, a Nevada corporation (together with its successors and assigns, the "Company"), its Subsidiaries listed on Schedule A hereto (the Company and such Subsidiaries, together with their successors and assigns, each a "Grantor" and collectively, the "Grantors"), and THE BANK OF NEW YORK, as collateral agent (together with its successors and assigns, the "Collateral Agent").

               NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

               1. Definitions. Unless the context hereof clearly requires otherwise:

                      (a) words and terms defined in the Indenture and not defined herein shall have the same meanings herein as therein provided; and

                      (b) the following words and terms shall have the following meanings:

               "Account Debtor" shall mean the person who is obligated on a Receivable.

               "Accounts" shall mean "accounts" as such term is defined in
        Section 9-106 of the UCC.

               "Applicable UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

               "Assignment of Security Interest" shall mean any Trademark Security Agreement, Patent Security Agreement or Copyright Security Agreement in the forms attached hereto as Exhibits I, II and III, respectively.

               "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

               "Chattel Paper" shall mean "chattel paper" as such term is defined in Section 9-105(b) of the UCC.

               "Collateral" shall have the meaning assigned to it in Section 2 hereof.

               "Collateral Account" shall mean the account (which may be a securities account) established and maintained pursuant to Section 8 of this Security Agreement by the Collateral Agent, entitled Fitzgeralds 2004 Senior Secured Notes Collateral Account, The Bank of New York, as collateral agent, secured party", and all funds, securities and other property or other items from time to time credited to such account and all interest, income and distributions thereon.

               "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral other than such items obtained under license or franchise agreements that prohibit assignment or disclosure of such items.

               "Contracts" shall mean all contracts between any Grantor and one or more additional parties.

               "Copyright Licenses" means all Contracts providing for the granting of any right in or to Copyrights (whether a Grantor is licensee or licensor thereunder), including, without limitation, each Contract referred to in Item B of Schedule VI.

               "Copyrights" means all United States and foreign copyrights (including, without limitation, copyrights in software and databases) and all semiconductor chip product mask works, whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including, without limitation, the copyright and mask work registrations and applications referred to in Item A of Schedule VI, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

               "Distributions" shall mean all dividends, distributions, payments of interest and principal and other amounts (whether consisting of securities, personalty or other property) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any of the Pledged Securities.

               "Documents" shall mean "documents" as such term is defined in
        Section 9-105(f) of the UCC.

               "Equipment" shall mean "equipment" as such term is defined in
        Section 9-109(2) of the UCC, including, without limitation:

               (i) machinery, machine tools, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances, rolling stock, motors, pumps, controls, tools, parts, works of art, furnishings and trade fixtures, all athletic equipment and supplies and all molds, dies, drawings, blueprints, reports, catalogs and computer programs related to any of the above,

               (ii) ships, boats, barges and vessels (whether under construction or completed) and any and all masts, bowsprints, boilers, engines, sails, fittings, anchors, cables, chains, riggings, tackle, apparel, capstans, outfits, gears, appliances, fittings and spare and replacement parts and other appurtenances, accessories and additions, improvements and replacements thereto, whether on board or not on board, in or to any ship, boat, barge or vessel,

               (iii) slot machines, electronic gaming devices and related equipment, crap tables, blackjack tables, roulette tables, baccarat tables, keno apparatus, cards, dice, gaming chips and plaques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles, roulette balls and other supplies and items used in connection with gaming operations, and

               (iv) stones, wood, steel and other materials used or to be used in the building, construction, repair, renovation, refurbishment or otherwise with respect to improvements or ships, boats, barges or vessels.

               "Excluded Assets" shall mean (i) cash, deposit accounts and other cash equivalents; (ii) furniture, fixtures and equipment securing Non-Recourse Indebtedness permitted to be incurred under the Indenture;
        (iii) assets securing Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under the Indenture; and (iv) any Contracts, permits, licenses or the like that cannot be subjected to a Lien without the consent of third parties, which consent is not obtainable by any Grantor (including all Gaming Licenses of any Grantor); provided, that Excluded Assets does not include the proceeds of the assets under clauses (ii), (iii) or (iv) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets under clause (i) above.

               "Fixtures" shall mean "fixtures" as such term is defined in
        Section 9-313 of the UCC.

               "Gaming Laws" shall mean all gaming laws, rules and regulations, including without limitation the Nevada Gaming Control Act.

               "General Intangibles" shall mean "general intangibles" as such term is defined in Section 9-106 of the UCC, including, without limitation and in any event, rights to the payment of money, Trademarks, Copyrights, Patents, and Contracts, licenses (including all Gaming Licenses that are not Excluded Assets) and franchises, limited and general partnership interests and joint venture interests, federal income tax refunds, trade names, distributions on certificated securities (as defined in Section 8-102(1)(a) of the UCC) and uncertificated securities (as defined in Section 8-102(1)(b) of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

                "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

               "Hedging Agreements" shall mean interest rate or currency protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate or currency exchange agreements or other interest rate or currency hedging arrangements.

               "Indenture" shall mean that certain Indenture, dated as of the date hereof, among the Company, the Grantors and the Trustee, as the same may be amended, modified, supplemented or restated from time to time.

               "Instruments" shall mean "instruments" as such term is defined in
        Section 9-105(1)(i) of the UCC.

               "Intellectual Property Collateral" means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, and the Trade Secrets.

               "Inventory" shall mean "inventory" as such term is defined in
        Section 9-109(4) of the UCC, including without limitation and in any event, all goods (whether such goods are in the possession of any Grantor or a lessee, bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in any Grantor's business.

               "Liquor License" shall mean all liquor licenses held by any Grantor or any of its Affiliates relating to any of the Casinos and all renewals, substitutions and replacements thereof.

               "Liquor License Authority" shall mean any Governmental Authority that issues a Liquor License.

               "Majority Holders" shall mean the holder or holders of a majority in aggregate principal amount of the outstanding Notes.

               "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, if title thereto is governed by a certificate of title ownership.

               "Non-located Assets" shall have the meaning provided in Section
        4.4 of this Security Agreement.

               "Patent Licenses" means all Contracts providing for the granting of any right in or to Patents (whether a Grantor is licensee or licensor thereunder) including, without limitation, each such Contract referred to in Item D of Schedule VI.

               "Patents" means all United States and foreign patents and applications for letters patent throughout the world, including, without limitation each patent and patent application referred to in Item C of
        Schedule VI, all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past infringements of any of the foregoing.

               "Pledged Securities" shall mean (i) all shares of capital stock of any Subsidiary, and all options or rights to acquire any such shares or interests, in each case now or hereafter owned by any Grantor, including, without limitation, the capital stock and interests identified on Schedule II hereto, (ii) all Distributions on Pledged Securities (as constituted immediately prior to such Distribution) constituting securities (whether debt or equity securities or otherwise), and (iii) all other or additional stock, notes, securities or property paid or distributed in respect of Pledged Securities (as constituted immediately prior to such payment or distribution) (A) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement or (B) by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorganization or other disposition of Pledged Securities.

               "Proceeds" shall mean "proceeds" as such term is defined in
        Section 9-306(1) of the UCC.

               "Receivables" shall mean all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation all such rights constituting or evidenced by any Account, Chattel Paper or Instrument, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral,
        (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

               "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for any Grantor or otherwise and (c) all credit information, reports and memoranda relating thereto.

               "Security Agreement" shall mean this Security and Pledge Agreement, as the same may be amended, modified, supplemented or restated from time to time.

               "Secured Obligations" shall mean (i) with respect to the Company, all obligations, liabilities (including, without limitation, contingent obligations) and indebtedness of every nature of the Company to the Secured Parties now existing or hereafter incurred, or arising under or in connection with the Collateral, this Security Agreement and the other Security Documents, the Indenture, the Guaranty, the Registration Rights Agreement and the Notes, and shall include interest on the Notes accruing after the filing of any petition under the Bankruptcy Code at the default rate applicable under the Indenture and (ii) with respect to each Grantor other than the Company, all obligations, liabilities (including, without limitation, contingent obligations) and indebtedness of every nature of such Grantor to the Secured Parties now existing or hereafter incurred, arising under or in connection with its Guarantee.

               "Secured Parties" shall mean the collective reference to the Collateral Agent, the Trustee and each Holder.

               "Trademark Licenses" means all Contracts providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder) including, without limitation, each such Contract referred to in Item F of Schedule VI.

               "Trademarks" means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Item E of Schedule VI, all extensions or renewals of any of the foregoing; all of the goodwill of the business connected with the use of and symbolized by the foregoing; the right to sue for past infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, license royalties, income, payments, claims, damages, and proceeds of suit.

               "Trade Secrets" means all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of any Grantor, in each case, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, all Contracts providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder), including, without limitation, each such Contract referred to in Item G of Schedule VI, the right to sue for past infringement or dilution of any Trade Secret, and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

               "Trustee" shall mean The Bank of New York, as trustee under the Indenture, and any successor trustee thereunder.

               "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                      (c) All terms defined in the UCC and not otherwise defined herein shall have the meanings assigned to them in the UCC.

               2. Creation of Security Interest, etc.

                      (a) As security for the prompt and complete payment and performance in full of all the Secured Obligations, each Grantor hereby assigns, pledges, transfers and delivers to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under the following (except to the extent constituting Excluded Assets), in each case whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the "Collateral"):

                             (i)        all Inventory;

                             (ii)       all Accounts;

                             (iii)      all Pledged Securities;

                             (iv)       all Distributions;

                             (v)        the Collateral Account;

                             (vi)       all Collateral Records;

                             (vii)      all Documents;

                             (viii)     all Chattel Paper;

                             (ix)       all General Intangibles;

                             (x)        all Instruments;

                             (xi)       all Receivables;

                             (xii)      all Receivables Records;

                             (xiii)     all Intellectual Property Collateral;

                             (xiv)      all Contracts;

                             (xv)       all Equipment;

                             (xvi)      all Fixtures;

                             (xvii)     all Hedging Agreements;

                             (xviii)    all insurance policies;

                             (xix)      all Motor Vehicles; and

                             (xx) all accessions and additions to, all substitutions and replacements for, and all Proceeds or products of, any or all of the foregoing.

                      (b) Notwithstanding anything to the contrary contained herein, the Collateral Agent expressly acknowledges and agrees that the pledge of the Pledged Securities of FRI, FSI and FLVI pursuant hereto, and any restrictions on the transfer of and agreements not to encumber such Pledged Securities set forth herein, will require the approval of the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board in order to become effective, and that the exercise by Collateral Agent of its rights and remedies hereunder is subject to the mandatory provisions of the Gaming Laws.

               3. Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Secured Parties, which representations and warranties shall survive the execution and delivery of this Security Agreement, as follows:

               3.1  Validity, Perfection and Priority.

                      (a) The security interests in the Collateral granted to the Collateral Agent hereunder constitute valid and continuing security interests in the Collateral.

                      (b) Upon (i) the filing of financing statements naming each Grantor as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth on Schedule I hereto,
(ii) to the extent subject to U.S. federal law and not Article 9 of the Applicable UCC, the recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the U.S. Patent and Trademark Office and the U.S. Copyright Office, along with the registration of all U.S. Copyrights in the U.S. Copyright Office and, to the extent governed by foreign law, the taking of all steps necessary under applicable foreign law to perfect or record the security interest in all foreign Intellectual Property applications and registrations, and (iii) the delivery by each Grantor of certificates and instruments evidencing all of the Pledged Securities identified on Schedule II hereto, indorsed in blank or accompanied by undated stock powers duly executed in blank, as the case may be, with respect thereto, the security interests in the Collateral granted to the Collateral Agent for the benefit of itself and the other Secured Parties hereunder will constitute perfected security interests therein superior and prior to all Liens (other than Permitted Liens), rights or claims of all other Persons.

               3.2  No Liens; Other Financing Statements.

                      (a) Except for the Lien granted to the Collateral Agent hereunder for the benefit of the Secured Parties, the Grantors own and, as to all Collateral whether now existing or hereafter acquired will continue to own, each item of the Collateral free and clear of any and all Liens (other than Permitted Liens), and the Grantors shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to any Secured Parties other than holders of Permitted Liens on the Collateral entitled to priority therein under applicable law.

                      (b) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file and is effective in any public office other than (i) financing statements filed or to be filed in connection with the security interests granted to the Collateral Agent hereunder, (ii) financing statements for which proper, executed termination statements have been delivered to the Collateral Agent for filing and (iii) financing statements filed in connection with Permitted Liens.

               3.3 Chief Executive Office. The chief executive office of each Grantor is set forth on Schedule III hereto. The originals of the Receivables Records and all Collateral Records are located at the locations identified on
Schedule III as such or at the chief executive office of the Company. All Receivables are maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from the chief executive office or the offices identified on Schedule III as such.

               3.4 Location of Inventory. All Inventory (other than Non-located Assets) is kept only at (or shall be in transit to) the locations listed on Schedules III and IV hereto. None of such Inventory is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or other Person, except as set forth on Schedule IV hereto.

               3.5 Fair Labor Standards Act. Any goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

               3.6 Tradenames; Prior Names. The only names under which the Grantors have conducted business during the last five years are as set forth on
Schedule V hereto.

               3.7 Pledged Securities. Except as disclosed on Schedule 3.7, (a) each Grantor is the legal, record and beneficial owner of, and has good title to, the Pledged Securities listed on Schedule II hereto, and such Pledged Securities are not subject to any put, call, option or other right in favor of any other Person whatsoever, (b) the Pledged Securities listed on Schedule II hereto constitutes all of the capital stock owned legally or beneficially by each Grantor of any Subsidiary, (c) no Grantor is a party to or bound by any agreement with any other Person (including, without limitation, any Subsidiary or any other stockholder of any Subsidiary) which restricts the ability of any Grantor to vote, transfer or dispose of any Pledged Securities, (d) no consent of any other Person (including, without limitation, any Subsidiary or any other stockholder of any such Subsidiary) is required to be obtained by any Grantor in connection with the pledge by such Grantor of any of the Pledged Securities or the consummation of the other transactions contemplated hereby, including, without limitation, the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement with respect to the Pledged Securities or the remedies in respect of the Pledged Securities provided pursuant to this Security Agreement, and (e) all of the Pledged Securities listed on Schedule II have been duly and validly issued, and are fully paid and nonassessable. Each Grantor shall use its best efforts to obtain all approvals of the Gaming Authorities in Nevada that are required for the pledge of or any negative pledge on the stock of FRI, FSI, and FLVI.

               3.8  Receivables.

                      (a) Each Receivable (i) is and will be the genuine, legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is and will be in full force and effect and is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except (x) with respect to refunds, returns and allowances in the ordinary course of business and (y) to the extent that such Receivable may not yet have been earned by performance) and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign.

                      (b) No Receivables in excess of $250,000 individually or $2,000,000 in the aggregate are evidenced by any Instrument which has not been delivered to the Collateral Agent.

                      (c) The representations and warranties contained in this Section shall be deemed to be repeated by the applicable Grantor as of the time when each Receivable arises.

               3.9  Intellectual Property.  Except as disclosed in Item H of
Schedule VI, as of the date hereof:

                      (a) all Intellectual Property Collateral material to the business of each Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and all United States Copyrights owned by each Grantor which are material to its business are duly registered in the United States Copyright Office;

                      (b) to the best of each Grantor's knowledge, all Intellectual Property Collateral material to the business of such Grantor is valid and enforceable;

                      (c) Schedule VI sets forth (i) all United States, state and foreign registrations of and applications for Patents, Trademarks and Copyrights of each Grantor and (ii) all Patent Licenses, Trademark Licenses, Copyright Licenses and Trade Secret licenses material to the business of the Grantors;

                      (d) all Trademark, Patent and Copyright registrations and applications are (except as disclosed in Items A, C or E of Schedule VI hereof) standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secret Collateral material to the business of such Grantor has been licensed by such Grantor to any affiliate or third party, except as disclosed in Items B, D, F and G of Schedule VI;

                      (e) each Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks material to the business of such Grantor, proper marking practices in connection with the use of Patents material to the business of such Grantor and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor;

                      (f) the Grantors are the exclusive owners of the entire and unencumbered right, title and interest in and to all Intellectual Property Collateral material to the business of the Grantors (subject only to Permitted Liens and the licenses and other disclosures identified in Items B, D, F and G of Schedule VI) and, no claim has been made or, to the best of any Grantor's knowledge, threatened, that the use of such Intellectual Property Collateral violates the rights of any third party;

                      (g) to the best of each Grantor's knowledge, the conduct of each Grantor's business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party and, to the best of each Grantor's knowledge, no third party is infringing upon any Intellectual Property Collateral;

                      (h) no holding, decision, or judgment has been rendered in any action or proceeding challenging the validity of or any Grantor's rights to use any Intellectual Property Collateral and no such action or proceeding is pending or, to the best of each Grantor's knowledge, threatened;

                      (i) each Grantor has performed all acts and has paid all required fees and taxes to maintain each and every registration and application of Intellectual Property Collateral material to the business of each Grantor in full force and effect;

                      (j) each Grantor owns or has valid rights to use, all patents, trademarks, trade secrets, copyrights, and other intellectual property rights used in and material to the business of each Grantor;

                      (k) the recordation of the Trademark Security Agreement, in the form of Exhibit I hereto, in the United States Patent and Trademark Office, together with filings on Form UCC-l pursuant to this Agreement will be effective to perfect the security interest granted to the Collateral Agent in the United States Trademarks covered by this Agreement;

                      (l) the recordation of the Patent Security Agreement, in the form of Exhibit II hereto, in the United States Patent and Trademark Office, together with filings on Form UCC-l pursuant to this Agreement will be effective to perfect the security interest granted to the Collateral Agent in the United States Patents covered by this Agreement.

                      (m) the recordation of the Copyright Security Agreement, in the form of Exhibit III hereto, in the United States Copyright Office, along with the registration of all Copyrights therein and the filings on Form UCC-1 pursuant to this Agreement, will be effective to perfect the security interest granted to the Collateral Agent in the United States Copyrights.

               4. Covenants. Each Grantor jointly and severally covenants and agrees that at all times during the term of this Security Agreement and until the Secured Obligations have been full and finally paid:

               4.1 Books and Records.

                      (a) Each Grantor shall keep accurate and complete books and records concerning each category of the Collateral, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith. Each Grantor shall, in form and manner reasonably satisfactory to the Collateral Agent, annotate all Chattel Paper and Receivables Records with an appropriate reference to the fact that the Chattel Paper and all other Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

                      (b) Each Grantor shall furnish to the Collateral Agent at such times and in such form and substance as the Collateral Agent may reasonably request, but in any event within ten business days after the occurrence of an Event of Default and at least every 30 days thereafter during the continuance of such Event of Default, information reasonably adequate to enable the Collateral Agent to identify the Collateral and determine the amount and value thereof, including, without limitation, the location, cost, net book value and fair market value of Collateral.

               4.2 Further Assurances. (a) At any time and from time to time, upon the reasonable request of the Collateral Agent, and at the sole expense of the Grantors, the Grantors shall promptly do all such further things and duly execute and deliver any and all such further conveyances, assignments, agreements, instruments, indorsements, powers of attorney and other documents, make such filings, give such notices and take such further action as the Collateral Agent may reasonably deem necessary in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted or in order to assure and confirm unto the Collateral Agent the Collateral Agent's rights, powers and remedies hereunder, including, without limitation, (i) the filing of any financing statements, in form reasonably acceptable to the Collateral Agent under the Applicable UCC with respect to the Liens granted hereby and (ii) with respect to any Intellectual Property Collateral, the filing of any Assignment of Security Interest in the relevant office in the form of
Exhibit I, II or III hereto, as applicable. Each Grantor hereby authorizes the Collateral Agent to file any such instrument without the signature of such Grantor to the extent permitted by applicable law. A photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law. Each Grantor shall, at the request of the Collateral Agent, confirm the grant of security in any Collateral, the form of such confirmation to be in such form as may be reasonably satisfactory to the Collateral Agent.

               (b) The Grantors will pay or reimburse the Collateral Agent for all filing fees and related reasonable out-of-pocket expenses and will make or reimburse the Collateral Agent for making all searches reasonably deemed necessary by the Collateral Agent to establish and determine the priority of the security interests of the Collateral Agent created hereunder or to determine the presence or priority of other secured parties, including the Lenders under the Eligible Credit Facility or Permitted Tunica Debt.

               4.3 Change of Chief Executive Office. No Grantor will move its chief executive office from that disclosed in Section 3.3 hereof except to such new location as such Grantor may establish in accordance with the last sentence of this Section. The originals of all Receivables Records will continue to be kept at such chief executive office, at the offices designated on Schedule III as offices at which Receivables Records are located, or at such new locations as any Grantor may establish in accordance with the last sentence of this Section. All Receivables and Receivables Records of any Grantor will continue to be maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office or a location identified as a location at which Receivables or Receivables records are maintained, controlled and directed on Schedule III, or such new locations as such Grantor may establish in accordance with the last sentence of this Section. No Grantor shall establish a new location for its chief executive office or such activities until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action as the Collateral Agent may reasonably request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

               4.4 Change of Location of Inventory. Each Grantor agrees that (i) all Inventory now held or subsequently acquired by it shall only be kept at (or shall be in transit to) the locations shown on Schedule III hereto (or, in the case of Inventory held by a bailee, those locations shown on Schedule IV hereto), or such new locations as such Grantor may establish in accordance with the last sentence of this Section. Any Grantor may establish a new location for Inventory only if (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action as the Collateral Agent may reasonably request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect. Notwithstanding anything to the contrary contained in this Section 4.4, any Grantor may keep Inventory at locations other than those set forth on Schedule III and Schedule IV hereto and locations other than with respect to which it has notified the Collateral Agent in advance (collectively, "Non-located Assets"); provided, however, that at no time shall the aggregate book value of all Non-located Assets exceed (a) $500,000 in any State of the United States, province of Canada or in any other country or (b) $1,000,000 in the aggregate for all such assets and at all locations.

               4.5 Change of Name, Identity or Corporate Structure. No Grantor shall change its name (or conduct any significant portion of its business under any tradenames (other than those identified with an asterisk on Schedule V hereto)), identity or corporate structure unless (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new name, identity or corporate structure or such new tradename and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, identity or corporate structure or such new tradename, it shall have taken all action as the Collateral Agent may reasonably request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

               4.6 Subsequently Acquired Pledged Securities, etc. If at any time or from time to time after the date hereof, any Grantor shall acquire any additional Pledged Securities (by purchase, stock dividend, in lieu of interest or otherwise), such Grantor will forthwith pledge and deposit such Pledged Securities with the Collateral Agent and deliver to the Collateral Agent certificates or instruments therefor, indorsed in blank by such Grantor or accompanied by undated stock powers duly executed in blank by such Grantor or such other documentation reasonably required by the Collateral Agent to perfect its first priority Lien.

               4.7 Delivery of Instruments. If any Instrument in excess of $250,000 individually or $2,000,000 in the aggregate shall at any time comprise any portion of the Collateral, the applicable Grantor shall within thirty days notify the Collateral Agent thereof, and promptly deliver such Instrument or Instruments to the Collateral Agent appropriately indorsed or assigned or to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent.

               4.8 Delivery of Chattel Paper. If Chattel Paper representing Receivables in excess of $250,000 individually or $2,000,000 in the aggregate shall at any time comprise any portion of the Collateral, the applicable Grantor shall within thirty days notify the Collateral Agent thereof, and promptly deliver such Chattel Paper to the Collateral Agent.

               4.9 Right of Inspection. The Collateral Agent shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Grantor relating to the Collateral, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times during normal business hours also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein. The Collateral Agent shall, if no Event of Default shall then exist, provide reasonable notice to applicable Grantor of any access and inspections permitted under this Section and shall use all reasonable efforts to ensure that the business of such Grantor will not be unreasonably disrupted thereby.

               4.10  Insurance.

               (a) Each Grantor shall maintain or cause to be maintained with financially sound and reputable insurers acceptable to the Collateral Agent and licensed to do business in each state in which any of the Collateral covered by any policy is located, insurance with respect to the Collateral and its use, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, and the types, amounts and terms of which shall, in any event, be reasonably acceptable to the Collateral Agent. Without limiting the generality of the foregoing, each Grantor (i) will keep the Collateral insured on an "all risk" basis, as appropriate for any particular Collateral against loss or damage by fire, standard extended coverage perils and such other hazards, occurrences and events customarily required by a prudent lender in the area where the Collateral is located in amounts not less than the replacement cost of the Collateral and (ii) will maintain in the amount customarily obtained by the same or similar businesses, general public liability insurance against claims for bodily injury, death or property damage. Each Grantor shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Section to be furnished by such Grantor unless the Secured Parties are included as named insured, with loss payable as provided herein.

               (b) All policies of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties as additional insured (with respect to liability insurance policies) or loss payees with a lender's loss payable indorsement and a standard "New York" mortgagee provision with a no contribution clause (with respect to property insurance policies), in each case as their respective interests may appear, (ii) include waivers by the insurer of all claims for insurance premiums against the Secured Parties, (iii) provide that any losses shall be payable to the Collateral Agent notwithstanding (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any Grantor, the Collateral Agent or any other Secured Parties, (B) any foreclosure or other proceedings or notice of sale relating to any Collateral insured thereunder, or (C) any change in the title to or ownership of any Collateral insured thereunder and (iv) provide that no cancellation, termination or lapse in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof.

               (c) Each Grantor shall pay the premiums for all policies of insurance as the same become due and payable and shall deliver evidence thereof to the Collateral Agent. At the request of the Collateral Agent, each Grantor will assign and deliver all policies of insurance to the Collateral Agent. In any event, a certificate of insurance for each of the policies of insurance shall be issued to the Collateral Agent, and copies of all original policies, together with the indorsements thereof required hereunder, shall be delivered to the Collateral Agent within ten days of the Collateral Agent's request therefor. Not later than fifteen days prior to the expiration date of each of the policies, each Grantor will deliver to the Collateral Agent a renewal policy or policies or certificates of insurance to the Collateral Agent.

               (d) If at any time the Collateral Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Collateral Agent shall have the right upon seven days' prior written notice to the applicable Grantor to take such action as the Collateral Agent deems necessary to protect its interest in the Collateral, including, without limitation, the payment of any premiums that are due and payable or the obtaining of such insurance coverage as the Collateral Agent in its reasonable discretion deems appropriate, and all reasonable out-of-pocket expenses incurred by the Collateral Agent in connection with such action or in obtaining such insurance and keeping it in effect, together with interest thereon at the rate of 10% per annum shall be paid by the applicable Grantor to the Collateral Agent upon demand and such payment obligations shall be secured hereby.

               (e) Anything contained in this Section to the contrary notwithstanding, any and all insurance which any Grantor is obligated to carry pursuant to this Section may be carried under a general coverage "floater" policy, master insurance policy, "blanket" policy or policies covering other properties or liabilities, provided that the coverage so provided in accordance with the requirements set forth herein shall not be diminished or hindered by reason of the inclusion of any such required insurance under a policy containing aggregate loss limits.

               (f) If the Collateral shall be damaged or destroyed, in whole or in part, by fire or other casualty, the applicable Grantor shall give prompt notice thereof to the Collateral Agent. No settlement on account of any material loss covered by insurance shall be made for less than insured value without the consent of the Collateral Agent. Except with respect to third party liability insurance, after the occurrence and during the continuance of an Event of Default, all sums payable to the applicable Grantor by any insurer with respect to a casualty relating to all or any part of the Collateral shall be paid to the Collateral Agent. Unless an Event of Default shall have occurred and be continuing and subject, in any event, to the terms of the Indenture, (i) all insurance proceeds from any insurance policy held by any Grantor shall be paid to such Grantor and (ii) such Grantor shall apply such proceeds in accordance with Section 4.10 of the Indenture. If any Grantor shall receive any insurance proceeds which are to be paid to the Collateral Agent pursuant to this Section, such Grantor shall hold such proceeds in trust for the Collateral Agent, shall segregate such proceeds from other funds of such Grantor, and shall immediately forward such proceeds in the form received to the Collateral Agent (appropriately indorsed by such Grantor to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent). All such insurance proceeds may be retained by the Collateral Agent in the Collateral Account as Collateral hereunder and/or applied by the Collateral Agent toward payment of all or part of the Secured Obligations (whether matured or unmatured) in such order as is provided herein. If any portion of the insurance proceeds are made available to any Grantor, the Collateral Agent shall not be obligated to see to the application of any amount paid to such Grantor.

               4.11 Warehouse Receipts Non-negotiable. Each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt or other Document is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof or other Document shall not be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

               4.12 Compliance with Laws. Each Grantor will comply in all material respects with all requirements of law applicable to the Collateral or any part thereof; provided, however, that such Grantor may contest any requirement of law in any reasonable manner which shall not, in the reasonable opinion of the Collateral Agent, materially and adversely affect the Collateral Agent's or the Secured Parties' rights in any of the Collateral or adversely affect the priority of the Liens created hereunder in any of the Collateral.

               4.13 Payment of Obligations. Each Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve, in the reasonable opinion of the Collateral Agent, any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein that could reasonably be expected to have an adverse effect on the Secured Parties and (iii) such charge is adequately reserved against on the Company's books in accordance with GAAP.

               4.14 No Impairment. Except as expressly permitted herein or in the Indenture, no Grantor will take or knowingly permit to be taken any action which could impair the Collateral Agent's or any Secured Party's rights in the Collateral.

               4.15 Intercreditor Agreement.

                      (a) The Company will be permitted, as provided in the Indenture, to enter into an Eligible Credit Facility; provided, that the Collateral Agent and the Lender providing the Eligible Credit Facility enter into the Intercreditor Agreement.

                      (b) The Company will be permitted, as provided in the Indenture, to incur Permitted Tunica Debt that would be secured by Liens ranking pari passu with the Liens securing the Notes; provided, that the Collateral Agent and the Lender providing the Permitted Tunica Debt enter into the Intercreditor Agreement.

                      (c) The relative rights of the Secured Parties, the Lenders under the Eligible Credit Facility and the Lenders under the Permitted Tunica Debt shall be governed by the terms of the Intercreditor Agreement, but nothing therein shall affect the obligations of any of the Grantors to any of the Secured Parties.

               4.16 Negative Pledge. Subject to the last sentence of Section 3.7, no Grantor will create, incur or permit to exist, and each Grantor will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than (a) Permitted Liens and (b) prior to the earlier of the consummation of the Exchange Offer or the effectiveness of the Initial Shelf Registration Liens on the Capital Stock of FSI, FLVI and FRI, and will defend the right, title and interest of the Collateral Agent and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons other than holders of Permitted Liens on the Collateral entitled to priority therein under applicable law.

               4.17 Limitations on Dispositions of Collateral. No Grantor will make any Asset Sale unless the proceeds of such Asset Sale are applied as permitted or required by Section 4.10 of the Indenture. In the event of an Asset Sale permitted by this Section, the Collateral Agent shall, subject to the terms of Section 10.3 of the Indenture, at the sole cost and expense of the applicable Grantor, execute such documents as the applicable Grantor shall reasonably request to evidence the release of the Lien created by this Security Agreement with respect to such Collateral and, to the extent such Collateral is in the possession of the Collateral Agent, deliver such Collateral to such Grantor, or its designee.

               4.18  Provisions Regarding Receivables.

                      (a) Each Grantor shall perform in all material respects all of its obligations with respect to the Receivables.

                      (b) Each Grantor shall use commercially reasonable efforts (including, without limitation, prompt and diligent exercise of each material right it may have under any Receivable (other than any right of termination)) to cause to be collected from each Account Debtor, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of any Receivable, and apply all collected amounts to the outstanding balance of such Receivable immediately upon receipt thereof. Notwithstanding the foregoing, each Grantor shall not be obligated to exercise any rights with respect to any Receivables to the extent that it determines in good faith that such exercise would not be commercially reasonable or, in the exercise of its best business judgment, prudent. The costs of collection, whether incurred by any Grantor or the Collateral Agent shall be borne by the Grantors and if incurred by the Collateral Agent shall be reimbursed, together with interest thereon at the rate of 10% per annum, to the Collateral Agent upon demand and such reimbursement obligation shall be secured hereby.

                      (c) Upon the occurrence and during the continuance of an Event of Default, the Company shall establish such lock-box arrangements for the collection of Receivables as the Collateral Agent may require in its sole discretion.

                      (d) The Company shall, and shall cause each other Grantor to, apply any payments on any intercompany Indebtedness among or between the Company and such other Grantors first to the payment of intercompany Indebtedness constituting intercompany Receivables until such intercompany Receivables are paid in full.

               4.19  Intellectual Property.

                      (a) No Grantor shall do any act or omit to do any act whereby any of the Intellectual Property Collateral which is material to the business of the Grantor may lapse or become abandoned or dedicated to the public or unenforceable.

                      (b) No Grantor shall (i) cease the use of any of the Trademarks which is material to the business of the Grantor or (ii) fail to maintain as in the past the level of the quality of products and services offered under any of such Trademarks.

                      (c) Each Grantor shall promptly notify the Collateral Agent if it knows that any item of the Intellectual Property Collateral that is material to the business of the Grantors may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or
(c) subject to any adverse determination or development (including the institution of proceedings) or any adverse determination or development in any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry any foreign counterpart thereof or any court.

                      (d) Each Grantor shall take all commercially reasonable steps, including in the United States Patent and Trademark Office, the United States Copyright Office, or any state or foreign counterpart thereof, to maintain and pursue any application and to maintain any registration of each Trademark, Patent, and Copyright owned by such Grantor which is material to the business of the Grantor, including, but not limited to, the filing of applications for renewal, affidavits of use, affidavits of incontestability, the prosecution and defense of opposition, interference, and cancellation proceedings, and the payment of fees and taxes.

                      (e) Each Grantor shall promptly (but in no event more than ninety days after the Company obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property Collateral (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) in the United States Patent and Trademark Office, the United States Copyright Office, or any State or foreign counterpart thereof and (ii) the registration of any Intellectual Property Collateral by any such Office. Upon the request of the Collateral Agent, each Grantor shall promptly execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request, including but not limited to the execution of one or more Trademark Security Agreements, Patent Security Agreements and Copyright Security Agreements in the forms attached hereto as Exhibits to evidence the Collateral Agent's security interest in such Intellectual Property Collateral. The Grantor shall obtain U.S. copyright registrations for all material copyrights within thirty (30) days after their "fixation in a tangible medium of expression" or their acquisition by the Grantor, if acquired from a third party.

                      (f) Each Grantor shall, promptly upon the request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record or perfect the Collateral Agent's interest in any part of the Intellectual Property Collateral.

                      (g) Each Grantor shall execute an Assignment of Security Interest in United States Trademarks and Patents in the form attached hereto as
Exhibit I and hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required (including, without limitation, those required by the United States Patent and Trademark Office) in order to effect an absolute assignment of all right, title and interest in each Trademark, and record the same.

                      (h) Each Grantor shall execute an Assignment of Security Interest in United States Copyrights in the form attached hereto as Exhibit III and hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required (including, without limitation, those required by the United States Patent and Trademark Office or the United States Copyright Office) in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

               4.20 Notice. Each Grantor will advise the Collateral Agent promptly, in reasonable detail, in accordance with the provisions hereof (a) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or any material component thereof or an adverse effect on the Liens created hereunder.

               4.21 Performance by Collateral Agent of Grantor's Obligations; Reimbursement. If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent may, without consent by such Grantor and upon such notice to such Grantor as the Collateral Agent reasonably deems appropriate under the circumstances, perform or comply or cause performance or compliance therewith, and the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate equal to 10% per annum, shall be payable by such Grantor to the Collateral Agent on demand and such reimbursement obligation shall be secured hereby.

               5. Appointment of Sub-Agents. The Collateral Agent shall have the right, if an Event of Default shall not then have occurred and be continuing, to appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, which may be held (if applicable and in the discretion of the Collateral Agent) in the name of the Collateral Agent, indorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent. All references to the Collateral Agent herein shall be deemed to include such sub-agents or nominees acting in their capacity as such.

               6. Voting, etc. Subject to the terms of the Intercreditor Agreement, unless and until an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to vote any and all of the Pledged Securities and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken that would (a) violate or be inconsistent with any of the terms of this Security Agreement, any other Security Document or the Indenture or any other instrument or agreement relating to the Secured Obligations, (b) have the effect of impairing the position or interests of any Secured Party hereunder or thereunder or (c) authorize or effect actions prohibited under the terms of this Security Agreement, any other Security Document, the Indenture or any instrument or agreement relating to the Secured Obligations. All such rights of the Grantors to vote and to give consents, waivers and ratifications shall cease in the event that an Event of Default has occurred and is continuing. Each Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote the Pledged Securities, which proxy shall be effective immediately upon the occurrence and during the continuance of an Event of Default. After the occurrence and during the continuance of an Event of Default and upon request of the Collateral Agent, each Grantor agrees to deliver to the Collateral Agent such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Securities as the Collateral Agent may reasonably request.

               7. Payments and Other Distributions. Subject to the terms of the Intercreditor Agreement, unless an Event of Default shall have occurred and be continuing, all cash Distributions payable in respect of the Pledged Securities shall be paid to each Grantor. The Collateral Agent shall at all times be entitled to receive directly, and to retain as part of the Collateral:

                      (a) all other or additional stock or securities or property (other than cash) paid or distributed by way of Distribution in respect of the Pledged Securities;

                      (b) all other or additional stock or other securities or property paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

                      (c) all other or additional stock or other securities or property which may be paid in respect of the Pledged Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorganization or other disposition of such Pledged Securities.

All monies and other property which are payable to the Collateral Agent or which the Collateral Agent is entitled to receive pursuant to this Section 7 and which are received by any Grantor shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other monies and other property of such Grantor shall forthwith upon receipt by such Grantor be turned over to the Collateral Agent in the same form received by such Grantor (appropriately indorsed or assigned by such Grantor to the order of the Collateral Agent or in such other manner as shall be reasonably satisfactory to the Collateral Agent).

               8.  Collateral Account.

               8.1 Collateral Account. There is hereby established with the Collateral Agent the Collateral Account. The Collateral Account shall be under the sole and exclusive dominion and control of the Collateral Agent and no Grantor shall have any rights with respect to the Collateral Account other than with respect to the receipt of Proceeds of Collateral deposited therein upon the termination of this Security Agreement and the full and final payment of all of the Secured Obligations. Without limiting the generality of the foregoing, no Grantor shall have any right of withdrawal or transfer from the Collateral Account.

               8.2 Deposit of Proceeds. Subject to the terms of the Intercreditor Agreement, there shall be deposited in the Collateral Account from time to time the cash proceeds (as defined in Section 9-306(1) of the UCC) of any of the Collateral (including insurance proceeds thereon) required to be delivered to the Collateral Agent pursuant hereto or under the Indenture. All amounts and investments and other items credited to the Collateral Account from time to time shall constitute Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall, upon five business days' prior written notice from any Grantor (which notice shall be accompanied by a certificate (in form and substance satisfactory to the Collateral Agent) executed by a senior officer of such Grantor as to the absence of any such Default or Event of Default) release funds then credited to the Collateral Account to such Grantor. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified herein.

               8.3 Investment of Balance in Collateral Account. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall not then have occurred and be continuing, substantially all amounts credited to the Collateral Account shall be invested from time to time by the Collateral Agent upon the direction of the Company in Cash Equivalents reasonably satisfactory to the Collateral Agent and in which the Collateral Agent shall have a first priority perfected security interest, which accounts, investments, instruments and securities shall be held in the name and be under the control of the Collateral Agent. If an Event of Default shall have occurred and be continuing, all amounts credited to the Collateral Account shall be invested by the Collateral Agent in such accounts (interest-bearing or otherwise), investments, instruments and securities as the Collateral Agent shall elect in its sole discretion. The Collateral Agent shall have no responsibility or liability for any losses in connection with any investment in connection with the Collateral Account, including, without limitation, losses incurred in connection with the liquidation of any such investments.

               9.  Power of Attorney.

               9.1  Collateral Agent's Appointment as Attorney-in-Fact.

                      (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement. Without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without assent by such Grantor and upon such notice to the Company as the Collateral Agent deems appropriate under the circumstances, to do the following at any time after the occurrence and during the continuance of an Event of Default:

                             (i)   in the name of the Grantors or its own
        name, or otherwise, (A) to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral; (B) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; or (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

                             (ii)  to prepare, sign and file any Uniform
        Commercial Code financing statements in the name of the applicable Grantor as debtor;

                             (iii) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Security Agreement, including, without limitation, (A) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, (B) to effect any repairs or obtain any insurance called for by the terms of this Security Agreement and (C) to pay all or any part of the premiums therefor and the costs thereof; and

                             (iv) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

                             (v)     to commence and prosecute any suits,
        actions or proceedings at law or in equity, in any court of competent jurisdiction, to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; and to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem necessary or commercially reasonable under the circumstances;

                             (vi) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and each Grantor's expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Secured Parties thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantors might do; and

                             (vii)   to execute, in connection with any
        foreclosure, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

               Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

               Each Grantor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Collateral Agent shall be acting in its own interest and in the interest of the other Secured Parties, and each Grantor acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to such Grantor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

                      (b) No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantors for any act or failure to act hereunder unless the same shall result from the gross negligence or willful misconduct of such Person.

               10.  Remedies.

               10.1 Rights and Remedies Generally; Foreclosure. (a) The Collateral Agent shall have all the rights of a secured party under the Applicable UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other agreement between the parties. No enumeration of rights in this Section or elsewhere in this Security Agreement or in any related document or other agreement shall be deemed to in any way limit the rights of the Collateral Agent as described in this Section.

                      (b) Subject to the terms of Applicable Law, if an Event of Default occurs and is continuing, the Collateral Agent may, and within three Business Days after instructions from the Majority Holders and the delivery of such indemnities from such Holders against loss, liability or expense satisfactory to the Collateral Agent shall, commence the taking of such actions toward collection or enforcement of this Security Agreement and the Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Collateral, as the Collateral Agent deems in its discretion to be appropriate or as otherwise instructed by the Majority Holders.

                      (c) From and after the date on which any Secured Party exercises any of its rights or remedies under any Security Document (including, without limitation, a judicial or non-judicial foreclosure of the lien of any deed of trust) to and including the date on which the transfer of any Liquor License from any Grantor to Secured Party or its successor or assign is approved by the applicable Liquor License Authority, such Grantor shall take any and all action necessary or appropriate in the sole and absolute discretion of Secured Party or its successor or assign to (i) maintain in full force and effect each Liquor License and (ii) otherwise cause all alcoholic and other beverages now or hereafter being sold, served, consumed, dispensed or otherwise made available to the public in, on or about each Casino to be sold, served, consumed, dispensed or otherwise made available to the public in, on or about such Casino.

               10.2 Proceeds. (a) Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, (i) all Proceeds and Distributions received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor in a separate deposit account containing only Proceeds and Distributions, and shall forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the same form received by such Grantor (appropriately indorsed or assigned by such Grantor to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent) and (ii) any and all such Proceeds and Distributions received by the Collateral Agent (whether from any Grantor or otherwise), or any part thereof, may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent in the Collateral Account as Collateral hereunder and/or then or at any time or from time to time thereafter, be applied by the Collateral Agent against the Secured Obligations (whether matured or unmatured), in the order provided for herein.

                      (b) Subject to the terms of the Intercreditor Agreement, except as otherwise provided in Section 4.10 of the Indenture, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement (including, without limitation, sums credited to the Collateral Account), promptly by the Collateral Agent as follows:

                      First, to the payment of all costs and expenses, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

                      Second, to the payment of all other costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the Secured Parties and their agents and counsel and all costs, liabilities and indebtedness made or incurred by the Secured Parties in connection therewith;

                      Third, to the payment of the remaining outstanding Secured Obligations to the Trustee under the Indenture for application in accordance with the Indenture;

                      Fourth, (i) if the Secured Obligations have not been paid and performed in full, the Collateral Agent shall deposit such surplus in the Collateral Account or (ii) if the Secured Obligations have been paid and performed in full, the Collateral Agent shall pay such surplus to the Grantors, or their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

               10.3 Direct Grantor to Dispose of Collateral. If an Event of Default shall occur and be continuing:

                      (a) the Collateral Agent may direct any Grantor to sell, assign or otherwise liquidate or dispose of all or from time to time any portion of the Collateral, and such Grantor shall do so. The Collateral Agent may direct any Grantor to direct that all Proceeds of such Collateral be paid directly to the Collateral Agent or may permit the Proceeds of such Collateral to be paid to such Grantor and all such Proceeds consisting of cash, checks, or near-cash items shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor in a separate deposit account containing only Proceeds and shall forthwith upon receipt by such Grantor, be turned over to the Collateral Agent, in the same form received by such Grantor (appropriately indorsed or assigned by such Grantor to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent); and

                      (b) any and all such Proceeds received by the Collateral Agent (whether from any Grantor or otherwise) may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent in the Collateral Account as Collateral hereunder and/or then or at any time or from time to time thereafter, be applied by the Collateral Agent against the Secured Obligations (whether matured or unmatured) in the order provided for herein.

               10.4 Collateral Account. If an Event of Default shall occur and be continuing, the Collateral Agent may liquidate any investments, instruments and securities credited to the Collateral Account (without any liability for any losses sustained in such liquidation) and apply the proceeds thereof and any other amounts credited to the Collateral Account to the Secured Obligations (whether matured or unmatured) in the order provided for herein.

               10.5  Possession of Collateral.

                      (a) If an Event of Default shall occur and be continuing, and subject to mandatory provisions of applicable law, (i) the Collateral Agent may, personally or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from each Grantor or any other Person who then has possession of any part thereof with or without notice or judicial process, and for that purpose may enter upon such Grantor's premises where any of the Collateral is located and remove the same and may use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor and (ii) upon 15 days' notice to any Grantor, such Grantor shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Collateral Agent at any place or places designated by the Collateral Agent, whether at such Grantor's or the Collateral Agent's premises or elsewhere. Each Grantor shall, at its sole expense, store and keep any Collateral so assembled at such place or places pending further action by the Collateral Agent and while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition. Each Grantor's obligation so to assemble and deliver the Collateral is of the essence of this Security Agreement and, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation.

                      (b) When Collateral is in the Collateral Agent's possession, (i) each Grantor shall pay (or reimburse the Collateral Agent on demand for) all out-of-pocket expenses (including the cost of any insurance and payment of taxes or other charges) reasonably incurred in the custody, preservation, use or operation of the Collateral, and the obligation to reimburse all such expenses shall be secured hereby and (ii) the risk of accidental loss or damage to the Collateral shall be on each Grantor to the extent of any deficiency in any effective insurance coverage.

               10.6 Disposition of the Collateral. If an Event of Default shall occur and be continuing, the Collateral Agent may sell, assign, lease, give an option or options to purchase or otherwise dispose of the Collateral (or contract to do any of the foregoing) under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, at public or private sale or sales, conducted by any officer, nominee or agent of, or auctioneer or attorney for the Collateral Agent at any location of any third party conducting or otherwise involved in such sale or any office of the Collateral Agent or any other Secured Party or elsewhere and in general in such manner, at such time or times and upon such terms and conditions and at such price as may be commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent may in its discretion restrict prospective bidders as to their number, nature of their business and investment intention. Any of the Collateral may be sold, leased, assigned or options or contracts entered to do so, or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding shall be made upon not less than 10 days' written notice to the applicable Grantor (which such Grantor agrees to be commercially reasonable) specifying the time after which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale shall be made upon not less than 10 days' written notice to the Grantor (which such Grantor agrees to be commercially reasonable) specifying the time and place of such sale and, in the absence of applicable requirements of law to the contrary, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction for not less than ten days prior thereto in two newspapers in general circulation in New York City. To the extent permitted by applicable law, the Collateral Agent and/or any other Secured Party may bid for and become purchasers of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the applicable Grantor (except to the extent of surplus money received) as provided below. In the payment of the purchase price of the Collateral, the purchaser shall be entitled to have credit on account of the purchase price thereof of amounts owing to such purchaser on account of any obligations of the applicable Grantor to it and any such purchaser may deliver notes, claims for interest, or claims for other payment with respect to such obligations in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. Such notes, if the amount payable hereunder shall be less than the amount due thereon, shall be returned to the holder thereof after being appropriately stamped to show partial payment. Notwithstanding the foregoing, if the Collateral or any portion thereof is perishable or threatens to decline speedily in value or is of a type customarily sold in a recognized market, no notice of disposition shall be required.

               10.7  Registration Rights; Private Sales.

                      (a) If the Collateral Agent shall determine to exercise its rights to sell any or all of the Pledged Securities pursuant to this Section 10, and if in the reasonable opinion of the Collateral Agent it is necessary or advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), each Grantor will use its best efforts to cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of the issuer thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                      (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer thereof would agree to do so.

                      (c) Each Grantor further agrees to use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 10.7 valid and binding and in compliance with any and all other applicable requirements of law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 10.7 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this
Section 10.7 shall be specifically enforceable against the Grantors, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

               10.8  Provisions Regarding Receivables.

                      (a) Anything herein to the contrary notwithstanding (including without limitation the grant of any rights to the Collateral Agent), each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any of the Secured Parties of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any of the Secured Parties be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                      (b) At any time after an Event of Default shall have occurred and be continuing, the Collateral Agent may, and upon request of the Collateral Agent each Grantor shall, notify Account Debtors that the Receivables have been assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. At any time after an Event of Default shall have occurred and be continuing, the Collateral Agent may in its own name or in the name of others communicate with Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Receivables.

                      (c) If required by the Collateral Agent at any time that an Event of Default shall have occurred and be continuing, any payments of Receivables, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) delivered by such Grantor to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, for deposit in the Collateral Account, and, until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. All such Proceeds, while held by the Collateral Agent (or by any Grantor in trust for the Collateral Agent and the Secured Parties), shall continue to be Collateral securing all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.

               10.9 Recourse. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations.

               10.10 Expenses; Attorneys' Fees. Each Grantor shall reimburse the Collateral Agent for all its reasonable out-of-pocket expenses in connection with the exercise of its rights hereunder, including without limitation all reasonable attorneys' fees and legal expenses incurred by the Collateral Agent in connection therewith. Such out-of-pocket expenses including, without limitation, all reasonable attorneys' fees and legal expenses shall constitute Secured Obligations secured by this Security Agreement.

               10.11 Preventing Impairment of the Collateral. Regardless of whether there shall have occurred any Event of Default, the Collateral Agent may institute and maintain or cause in the name of any Grantor or of the Collateral Agent, to be instituted or maintained, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary to prevent any impairment of the Collateral in contravention of the terms of this Security Agreement, of the Notes, of the Purchase Agreement or of the Indenture.

               10.12  Limitation on Duties Regarding Preservation of Collateral.

                      (a) The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Applicable UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account, it being understood that neither the Collateral Agent nor any Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversations, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent or




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

any Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                      (b) The Collateral Agent shall have no obligation to take any steps to preserve rights against prior parties to any Collateral.

                      (c) Subject to the requirements of the Applicable UCC, and in the absence of gross negligence and wilful misconduct, neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise and the rights of the Collateral Agent and the other Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Collateral Agent or any other Secured Party of any right or remedy against any Grantor or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security therefor, guarantee therefore or right of offset with respect thereto.

               10.13 Waiver of Claims. Except as otherwise provided in this Security Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE COMPANY AND ITS SUBSIDIARIES WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Grantor hereby further waives, to the extent permitted by law:

                      (a) all damages occasioned by such taking of possession except any damages which are the sole and direct result of the Collateral Agent's gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction;

                      (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's and the other Secured Parties' rights hereunder;

                      (c) demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration presentment, protest, advertisement or notice of any kind to or upon any Grantor or any other Person; and

                      (d) all rights of redemption, appraisement, valuation, diligence, stay, extension or moratorium now or hereafter in force under any applicable law in order to hinder, prevent or delay the enforcement of this Security Agreement or the absolute sale of the Collateral or any portion thereof and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

                      To the extent permitted by applicable law, any sale of, or the exercise of any options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of each Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against each Grantor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, through and under each Grantor.

               10.14 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case each Grantor, the Collateral Agent and the other Secured Parties shall be returned to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Security Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

               10.15 Intellectual Property License. Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 10 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject to rights to quality control and inspection in favor of such Grantor sufficient to maintain the validity of the Trademarks, to use, license or sublicense any Trademark, Patent, Copyright or Trade Secret now owned or used pursuant to a Trademark License, Copyright License, Patent License or Trade Secret License, or hereafter acquired by or licensed to such Grantor.

               11. Additional Collateral. Without notice or consent of any Grantor and without impairment of the security interest and rights created by this Security Agreement, the Collateral Agent may accept from any person or persons additional collateral or other security for the Secured Obligations. The creation of the security interest created hereunder shall not prevent the Collateral Agent from resorting to such additional collateral or security without affecting the Collateral Agent's rights hereunder. The Collateral Agent's acceptance of any such additional collateral or security shall not prevent the Collateral Agent from resorting to the Collateral without affecting the Collateral Agent's rights in and to such additional collateral or security.

               12.  Compensation and Indemnification.

               12.1 Compensation. The Company shall pay to the Collateral Agent from time to time reasonable compensation for its services. The Collateral Agent's compensation shall not be limited by any law on compensation of a collateral agent pursuant to a security agreement.

               12.2  Indemnity, etc.

                      (a) Each Grantor agrees to indemnify, reimburse and hold the Collateral Agent and each other Secured Party, and their respective officers, directors, employees, representatives, attorneys and agents (hereinafter in this Section 12 referred to individually as "Indemnitee" and collectively as "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of the Security Documents or the documents executed in connection therewith or in any other way connected with the administration of the transactions contemplated thereby or the enforcement of any of the terms of or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or for property damage) or any contract claim; provided that no Indemnitee shall be indemnified pursuant to this section for expenses to the extent solely caused by the gross negligence or wilful misconduct of such Indemnitee as determined in a final, non-appealable judgment of a court of competent jurisdiction. Each Grantor agrees that upon written notice by any Indemnitee of any assertion that could give rise to an expense, such Grantor shall, if so requested by such Indemnitee, assume full responsibility for the defense thereof.

                      (b) Without limiting the application of subsection (a) above, each Grantor agrees to pay, or reimburse the Collateral Agent for any and all reasonable out-of-pocket fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral and the acceptance or administration or performance by the Collateral Agent of its duties under the Security Documents, including, without limitation, all fees and taxes in connection with the search of the records of, and the recording or filing of instruments and documents in, public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable out-of-pocket fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                      (c) Without limiting the application of subsections (a) or
(b), above, each Grantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, expend or incur in consequence of or growing solely out of any misrepresentation by any Grantor and reliance thereon in this Security Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Security Agreement.

                      (d) If and to the extent that the obligations of any Grantor under this Section 12 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

               12.3 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of each Grantor contained in this Security Agreement shall continue in full force and effect notwithstanding the full payment and performance of the Secured Obligations and notwithstanding the discharge thereof.

               13. Governing Law; Submission to Jurisdiction. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF

THE AFORESAID COURTS. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GRANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH GRANTOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GRANTOR IN ANY OTHER JURISDICTION.

               14. Limitation of Liability. No claim may be made by any Grantor or any other Person against the Collateral Agent or any other Secured Party or the affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Security Agreement, or any act, omission or event occurring in connection therewith except that the same may be determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from such Person's actions taken in bad faith; and each Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Each Grantor hereby agrees to indemnify the Collateral Agent, each Secured Party and their affiliates, directors, officers, employees, attorneys and agents for all of their costs and expenses (including the attributed costs of internal counsel) incurred in connection with defending any claim made by any Grantor or any other Person against any of them for any special, indirect, consequential or punitive damages if in a final, non-appealable judgment a court of competent jurisdiction does not award such special, indirect, consequential or punitive damages or, if such damages are awarded, the court does not determine that such person took actions in bad faith. In performing its duties under the Security Documents, the Collateral Agent shall be entitled to all of the powers, privileges and protections afforded to the Trustee under the Indenture, including, without limitation, the provisions contained in Article 7 thereof.

               15. Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, telex, or cable communication), in the case of each party hereto, at its address specified in Section 11.2 of the Indenture, or to such other address as may be designated by any party in a written notice to the other party hereto, provided that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent. All such notices, requests and demands shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; and when receipt is confirmed, if sent by facsimile.

               16. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Collateral Agent, the other Secured Parties, all future Holders of the Secured Obligations and their respective successors and assigns, except that no Grantor may assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent and each other Secured Party.

               17. Waivers and Amendments. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Sections 9.1 and 9.2 of the Indenture.

               18. No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between any Grantor and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative, may be exercised singly or concurrently and as often and in such order as the Collateral Agent deems expedient and are not exclusive of any rights or remedies which the Collateral Agent would otherwise have whether by agreement or now or hereafter existing under applicable law. No notice to or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

               19. Termination; Release. When the Secured Obligations have been finally paid and performed in full, this Security Agreement shall terminate, and the Collateral Agent, at the request and sole expense of the Company, will execute and deliver to each Grantor the proper instruments (including Uniform Commercial Code termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to each Grantor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Collateral Agent and has not theretofore been disposed of, applied or released.

               20. Counterparts. This Security Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

               21. Headings Descriptive. The headings in this Security Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Security Agreement.

               22. Marshalling. Neither the Collateral Agent nor any other Secured Party shall be under any obligation to marshall any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

               23. Severability. If any term, provision, covenant or restriction of this Security Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               24. Survival. All indemnities set forth herein shall survive the execution and delivery of this Security Agreement and the making and repayment of the Secured Obligations.

               25. Powers Coupled with an Interest. To the fullest extent lawful, all authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

               26. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and any Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, to the extent it has the right to do so and the Grantors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

               27. Waiver. To the extent permitted by applicable law, each Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Security Agreement and any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against any Grantor, or any other person or entity.

                          SECURITY AND PLEDGE AGREEMENT

                                   SIGNATURES

                      IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                           GRANTORS:

                           FITZGERALDS GAMING CORPORATION
                           FITZGERALDS SOUTH, INC.
                           FITZGERALDS RENO, INC.
                           FITZGERALDS INCORPORATED
                           FITZGERALDS MISSISSIPPI, INC.
                           FITZGERALDS LAS VEGAS, INC.
                           FITZGERALDS BLACK HAWK, INC.
                           FITZGERALDS BLACK HAWK II, INC.
                           101 MAIN STREET LIMITED LIABILITY
                              COMPANY
                           FITZGERALDS FREMONT EXPERIENCE
                              CORPORATION,



                           By:   /s/ PHILIP D. GRIFFITH
                                 -----------------------------------------------
                                 Name: Philip D. Griffith
                                 Title: President and Chief Executive Officer of
                                          each of the above named entities



                                      S-1